FIRST INDUSTRIAL REALTY TRUST REPORTS
SECOND QUARTER 2021 RESULTS
•2021 FFO Guidance Increased $0.03 at Midpoint to $1.93 Per Share/Unit
•Occupancy of 96.6%, Up 90 Basis Points from 1Q21; Cash Rental Rates Up 15.7%
•Signed 1.2 Million Square Feet of New Leases for Speculative Developments in the Second Quarter and Third Quarter To-Date
•Started Four Developments Totaling 2.7 Million Square Feet Including a 692,000 Square-Foot Build-to-Suit in Nashville, Estimated Investment of $266 Million
•Announced Three Planned Development Starts for Third Quarter Totaling 692,000 Square Feet, Estimated Investment of $108 Million
•In 3Q21, Closed $750 Million Unsecured Revolving Credit Facility and $200 Million Unsecured Term Loan Previously Scheduled to Mature in 2021

CHICAGO, July 21, 2021 – First Industrial Realty Trust, Inc. (NYSE: FR), a leading fully integrated owner, operator and developer of industrial real estate, today announced results for the second quarter of 2021. First Industrial's diluted net income available to common stockholders per share (EPS) was $0.40, compared to $0.28 a year ago and second quarter FFO was $0.48 per share/unit on a diluted basis, compared to $0.46 per share/unit a year ago.

“Our leasing wins, portfolio performance and development pipeline reflect the outstanding effort of our team in the second quarter,” said Peter E. Baccile, First Industrial's president and chief executive officer. “As economic growth continues to accelerate driving ever stronger sector fundamentals, we are excited to start several new developments that will contribute to our growth and serve the logistics requirements of our customers.”

Portfolio Performance

•In service occupancy was 96.6% at the end of the second quarter of 2021, compared to 95.7% at the end of the first quarter of 2021, and 97.7% at the end of the second quarter of 2020.
•Same property cash basis net operating income before termination fees (“SS NOI”) increased 2.1%.
•Cash rental rates increased 15.7% and increased 29.5% on a straight-line basis.
•Tenant retention by square footage was 71.1% and leasing costs were $3.28 per square foot.

Development Leasing

During the second quarter, the Company:
•Leased 100% of the 250,000 square-foot First Logistics Center @ I-78/81 Building B in Central Pennsylvania.

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•Leased 100% of the 100,000 square-foot First Independence Logistics Center in Philadelphia.
•Leased 100% of the 259,000 square-foot First Park Miami Building 2 in South Florida. The lease is expected to commence mid-first quarter of 2022.
•Leased 100% of the 141,000 square-foot First 95 Distribution Center in South Florida. The lease will commence upon completion, which is anticipated by the early fourth quarter.
•Leased 117,000 square feet at its 199,000 square-foot First Grand Parkway Commerce Center Building II in Houston to bring the two-building, 372,000 square-foot project to 55% leased.
•Leased 100% of the 125,000 square-foot First Park 121 Building C in Dallas. See "Investment and Disposition Activities" below.
•Leased 109,000 square feet at its 219,000 square-foot First Park Miami Building 1 in South Florida. See "Investment and Disposition Activities" below.

In the third quarter to-date, the Company:
•Leased 97,000 of the 220,000 square-foot First Park 121 Building A in Dallas to bring the two-building, 345,000 square-foot phase 1 of the project to 64% leased.

Investment and Disposition Activities

In the second quarter, the Company:
•Commenced development of four projects totaling 2.7 million square feet, with an estimated total investment of $266.0 million comprised of:
◦First Logistics Center @ 283 Building A in Central Pennsylvania - 1.1 million square feet; $124.7 million estimated investment on a site acquired during the quarter for $83.0 million on which an additional 700,000 square feet can be developed.
◦First Rockdale V in Nashville - 692,000 square feet; build-to-suit; $58.7 million estimated investment.
◦First Park 121 Buildings C and D in Dallas - 375,000 square feet total; pre-leased 100% of the 125,000 square-foot Building C; $30.0 million estimated investment.
◦First Aurora Commerce Center Building E in Denver - 588,000 square feet; $52.6 million estimated investment.
•Acquired two buildings totaling 114,000 square feet located in Denver and Central Florida for $18.4 million.
•Acquired the remaining 138-acres at our First Park @ PV303 joint venture in Phoenix for $21.5 million that is developable up to 2.2 million square feet. Purchase price reflects a $10.2 million reduction from First Industrial's share of the gain and earned promote.
•Sold three buildings and one unit totaling 373,000 square feet located in Dallas, Milwaukee and South Florida for $26.2 million.
•Sold a 36-acre site in Central Pennsylvania for $11.0 million.

In the third quarter, the Company:
•Plans to commence development of three projects totaling 692,000 square feet, with an estimated total investment of $107.5 million comprised of:
◦First Park Miami Building 1 in South Florida - 219,000 square feet; 50% pre-leased; $38.8 million estimated investment.
◦First Loop Logistics Park in Central Florida - four buildings totaling 344,000 square feet; $44.8 million estimated investment.
◦First Steele in Seattle - 129,000 square feet; $23.9 million estimated investment.
•Acquired a 95-acre site in the Inland Empire East for $26.6 million that is developable up to 1.4 million square feet.

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Capital

During the second quarter, the Company:
•Paid off a $57.9 million mortgage loan with an interest rate of 4.85%.

In the third quarter, as previously announced, the Company:
•On July 7, 2021, closed a $750 million senior unsecured revolving credit facility which amended and restated its previous facility. The facility matures on July 7, 2025 and has two six-month extension options. The agreement provides for interest-only payments currently at an interest rate of LIBOR plus 77.5 basis points based on the Company's current credit ratings and consolidated leverage ratio which is a 32.5 basis point reduction in the credit spread compared to the prior facility.
•On July 7, 2021, closed a new unsecured term loan facility that refinances its $200 million unsecured term loan facility previously scheduled to mature on July 15, 2021. The new term loan matures on July 7, 2026 and provides for interest-only payments currently at an interest rate of LIBOR plus 85 basis points based on the Company's current credit ratings and consolidated leverage ratio which is a 65 basis point reduction in the credit spread compared to the prior term loan. With the interest rate swap agreements in place, the new fixed interest rate on the new term loan is 1.84%.

“Initial pricing on both facilities is based on the BBB+/Baa1 credit ratings level which is one level better than our current credit ratings and is evidence of our strong balance sheet and credit metrics,” said Scott A. Musil, First Industrial's chief financial officer. “The tenor of the term loan fits well into our laddered debt maturity schedule and the revised line of credit provides us with increased capacity and flexibility to support our growth.”

Outlook for 2021

“We are increasing the midpoint of our FFO guidance by $0.03 for 2021 due to a very strong quarter as well as the benefit of $0.02 per share from increased capitalized interest related to our new developments announced,” added Mr. Baccile. “We look forward to delivering incremental cash flow growth by capturing rent growth opportunities in our portfolio and through continued strong execution on our current and future development investments.”

	Low End of	High End of
	Guidance for 2021	Guidance for 2021
	(Per share/unit)	(Per share/unit)
Net Income	$1.32	$1.40
Add: Real Estate Depreciation/Amortization	0.99	0.99
Less: Gain on Sale of Real Estate, Net of Allocable Income Tax Provision Including Joint Ventures, Through July 21, 2021	(0.42)	(0.42)

FFO (NAREIT Definition)	$1.89	$1.97

The following assumptions were used for guidance:
•Average quarter-end in service occupancy of 96.0% to 97.0%, an increase of 25 basis points at the midpoint. This reflects the benefit of incremental leasing in the second quarter and a revised lease-up assumption for the 644,000 square-foot facility in Baltimore from 3Q21 to 2022.

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•SS NOI growth on a cash basis before termination fees of 3.75% to 4.75% for the full year, an increase of 25 basis points at the midpoint. Same Store revenues for the six months ended June 30, 2020 excludes approximately $1 million of insurance settlement gain relating to a building destroyed by fire in 2016.
•General and administrative expense of approximately $33.0 million to $34.0 million.
•Includes the incremental costs expected in 2021 related to the Company’s developments completed and under construction as of June 30, 2021 and the aforementioned planned third quarter starts of First Park Miami Building 1, First Loop Logistics Park and First Steele. In total, the Company expects to capitalize $0.07 per share of interest in 2021.
•Other than the transactions discussed in this release, guidance does not include the impact of:
◦any future debt repurchases prior to maturity or future debt issuances,
◦any future investments or property sales, or
◦any future equity issuances.

Conference Call

First Industrial will host its quarterly conference call on Thursday, July 22, 2021 at 10:00 a.m. CDT (11:00 a.m. EDT). The conference call may be accessed by dialing (866) 542-2938 and entering the conference ID 8329515. The conference call will also be webcast live on the Investors page of the Company’s website at www.firstindustrial.com. The replay will also be available on the website.

The Company’s second quarter 2021 supplemental information can be viewed at www.firstindustrial.com under the “Investors” tab.

FFO Definition

In accordance with the NAREIT definition of FFO, First Industrial calculates FFO to be equal to net income available to First Industrial Realty Trust, Inc.'s common stockholders and participating securities, plus depreciation and other amortization of real estate, plus impairment of real estate, minus gain or plus loss on sale of real estate, net of any income tax provision or benefit associated with the sale of real estate. First Industrial also excludes the same adjustments from its share of net income from unconsolidated joint ventures.

About First Industrial Realty Trust, Inc.

First Industrial Realty Trust, Inc. (NYSE: FR) is a leading fully integrated owner, operator, and developer of industrial real estate with a track record of providing industry-leading customer service to multinational corporations and regional customers. Across major markets in the United States, our local market experts manage, lease, buy, (re)develop, and sell bulk and regional distribution centers, light industrial, and other industrial facility types. In total, we own and have under development approximately 66.9 million square feet of industrial space as of June 30, 2021. For more information, please visit us at www.firstindustrial.com.

Forward-Looking Information

This press release and the presentation to which it refers may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on certain assumptions and describe our future plans, strategies and expectations, and are generally identifiable by use of the words "believe," "expect," "plan," "intend,"

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"anticipate," "estimate," "project," "seek," "target," "potential," "focus," "may," "will," "should" or similar words. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. Factors which could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities; the uncertainty and economic impact of pandemics, epidemics or other public health emergencies or fear of such events, such as the recent outbreak of coronavirus disease 2019 (COVID-19); our ability to qualify and maintain our status as a real estate investment trust; the availability and attractiveness of financing (including both public and private capital) and changes in interest rates; the availability and attractiveness of terms of additional debt repurchases; our ability to retain our credit agency ratings; our ability to comply with applicable financial covenants; our competitive environment; changes in supply, demand and valuation of industrial properties and land in our current and potential market areas; our ability to identify, acquire, develop and/or manage properties on favorable terms; our ability to dispose of properties on favorable terms; our ability to manage the integration of properties we acquire; potential liability relating to environmental matters; defaults on or non-renewal of leases by our tenants; decreased rental rates or increased vacancy rates; higher-than-expected real estate construction costs and delays in development or lease-up schedules; potential natural disasters and other potentially catastrophic events such as acts of war and/or terrorism; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; risks associated with our investments in joint ventures, including our lack of sole decision-making authority; and other risks and uncertainties described under the heading "Risk Factors" and elsewhere in our annual report on Form 10-K for the year ended December 31, 2020, as well as those risks and uncertainties discussed from time to time in our other Exchange Act reports and in our other public filings with the SEC. We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact us and the statements contained herein, reference should be made to our filings with the SEC.

A schedule of selected financial information is attached.

Contact: Art Harmon
Vice President, Investor Relations and Marketing
(312) 344-4320

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FIRST INDUSTRIAL REALTY TRUST, INC.
Selected Financial Data
(Unaudited)
(In thousands except per share/Unit data)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2021	2020	2021	2020
Statements of Operations and Other Data:
Total Revenues	$117,398	$109,202	$233,657	$219,545

Property Expenses	(31,748)	(28,051)	(64,990)	(57,132)
General and Administrative (a)	(8,469)	(8,234)	(17,033)	(17,485)
Depreciation of Corporate FF&E	(212)	(200)	(400)	(394)
Depreciation and Other Amortization of Real Estate	(32,234)	(32,032)	(64,021)	(62,769)
Total Expenses	(72,663)	(68,517)	(146,444)	(137,780)
Gain on Sale of Real Estate	22,854	9,076	57,499	23,069
Interest Expense	(11,852)	(12,285)	(24,525)	(25,089)
Amortization of Debt Issuance Costs	(935)	(784)	(1,884)	(1,572)
Income from Operations Before Equity in Loss of Joint Ventures and Income Tax Provision	$54,802	$36,692	$118,303	$78,173
Equity in Loss of Joint Ventures	(66)	(45)	(139)	(74)
Income Tax Provision	(1,575)	(221)	(1,420)	(144)
Net Income	$53,161	$36,426	$116,744	$77,955
Net Income Attributable to the Noncontrolling Interests	(1,225)	(757)	(2,610)	(1,652)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$51,936	$35,669	$114,134	$76,303
RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.'S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO FFO (b) AND AFFO (b)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$51,936	$35,669	$114,134	$76,303
Depreciation and Other Amortization of Real Estate	32,234	32,032	64,021	62,769
Noncontrolling Interests	1,225	757	2,610	1,652
Gain on Sale of Real Estate	(22,854)	(9,076)	(57,499)	(23,069)
Income Tax Provision - Allocable to Gain on Sale of Real Estate including Joint Ventures	1,472	—	1,551	—
Funds From Operations (NAREIT) ("FFO") (b)	$64,013	$59,382	$124,817	$117,655
Amortization of Equity Based Compensation	3,451	3,108	7,064	6,749
Amortization of Debt Discounts and Hedge Costs	104	104	208	208
Amortization of Debt Issuance Costs	935	784	1,884	1,572
Depreciation of Corporate FF&E	212	200	400	394
Non-incremental Building Improvements	(2,287)	(3,098)	(4,637)	(4,603)
Non-incremental Leasing Costs	(9,429)	(4,461)	(14,048)	(7,959)
Capitalized Interest	(2,413)	(1,900)	(4,336)	(3,458)
Capitalized Overhead	(1,456)	(998)	(3,079)	(2,718)
Straight-Line Rent, Amortization of Above (Below) Market Leases and Lease Inducements	(3,752)	(2,364)	(9,180)	(5,535)
Adjusted Funds From Operations ("AFFO") (b)	$49,378	$50,757	$99,093	$102,305

RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.'S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO ADJUSTED EBITDA (b) AND NOI (b)
	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2021	2020	2021	2020
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$51,936	$35,669	$114,134	$76,303
Interest Expense	11,852	12,285	24,525	25,089
Depreciation and Other Amortization of Real Estate	32,234	32,032	64,021	62,769
Severance and Retirement Benefit Expense (a)	—	—	—	1,204
Income Tax Provision (Benefit) - Not Allocable to Gain on Sale of Real Estate	103	221	(131)	144
Income Tax Provision - Allocable to Gain on Sale of Real Estate including Joint Ventures	1,472	—	1,551	—
Noncontrolling Interests	1,225	757	2,610	1,652
Amortization of Debt Issuance Costs	935	784	1,884	1,572
Depreciation of Corporate FF&E	212	200	400	394
Gain on Sale of Real Estate	(22,854)	(9,076)	(57,499)	(23,069)
Adjusted EBITDA (b)	$77,115	$72,872	$151,495	$146,058
General and Administrative (a)	8,469	8,234	17,033	16,281
FFO from Joint Ventures	66	45	139	74
Net Operating Income ("NOI") (b)	$85,650	$81,151	$168,667	$162,413
Non-Same Store NOI	(7,073)	(4,826)	(12,831)	(10,608)
Same Store NOI Before Same Store Adjustments (b)	$78,577	$76,325	$155,836	$151,805
Straight-line Rent	(2,044)	(1,393)	(4,387)	(3,038)
Above (Below) Market Lease Amortization	(220)	(249)	(445)	(530)
Lease Termination Fees	(130)	(86)	(255)	(702)
Same Store NOI (Cash Basis without Termination Fees) (b)	$76,183	$74,597	$150,749	$147,535

Weighted Avg. Number of Shares/Units Outstanding - Basic	131,188	129,081	131,180	129,075
Weighted Avg. Number of Shares Outstanding - Basic	129,098	127,074	129,093	127,004

Weighted Avg. Number of Shares/Units Outstanding - Diluted	131,704	129,461	131,669	129,430
Weighted Avg. Number of Shares Outstanding - Diluted	129,187	127,266	129,179	127,189

Per Share/Unit Data:
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$51,936	$35,669	$114,134	$76,303
Less: Allocation to Participating Securities	(61)	(59)	(122)	(118)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders	$51,875	$35,610	$114,012	$76,185

Basic and Diluted Per Share	$0.40	$0.28	$0.88	$0.60

FFO (NAREIT) (b)	$64,013	$59,382	$124,817	$117,655
Less: Allocation to Participating Securities	(184)	(204)	(337)	(376)
FFO (NAREIT) Allocable to Common Stockholders and Unitholders	$63,829	$59,178	$124,480	$117,279

Basic Per Share/Unit	$0.49	$0.46	$0.95	$0.91
Diluted Per Share/Unit	$0.48	$0.46	$0.95	$0.91

Common Dividends/Distributions Per Share/Unit	$0.27	$0.25	$0.54	$0.50

Balance Sheet Data (end of period):	June 30, 2021	December 31, 2020
Gross Real Estate Investment	$4,308,922	$4,087,633
Total Assets	3,863,828	3,791,938
Debt	1,595,572	1,594,641
Total Liabilities	1,861,780	1,844,618
Total Equity	2,002,048	1,947,320

(a)	Six Months Ended June 30, 2020
General and Administrative per the Form 10-Q	$17,485
Severance and Retirement Benefit Expense	(1,204)
General and Administrative per Reconciliation within the Selected Financial Data	$16,281

(b) Investors in, and analysts following, the real estate industry utilize funds from operations ("FFO"), net operating income ("NOI"), adjusted EBITDA and adjusted funds from operations ("AFFO"), variously defined below, as supplemental performance measures. While we believe net income available to First Industrial Realty Trust, Inc.'s common stockholders and participating securities, as defined by GAAP, is the most appropriate measure, we consider FFO, NOI, adjusted EBITDA and AFFO, given their wide use by, and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. Adjusted EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. AFFO provides a tool to further evaluate the ability to fund dividends. In addition, FFO, NOI, adjusted EBITDA and AFFO are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

In accordance with the NAREIT definition of FFO, we calculate FFO to be equal to net income available to First Industrial Realty Trust, Inc.'s common stockholders and participating securities, plus depreciation and other amortization of real estate, plus impairment of real estate, minus gain or plus loss on sale of real estate, net of any income tax provision or benefit associated with the sale of real estate. We also exclude the same adjustments from our share of net income from unconsolidated joint ventures.

NOI is defined as our revenues, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses.

Adjusted EBITDA is defined as NOI minus general and administrative expenses and the equity in FFO from our investment in joint ventures. For the six months ended June 30, 2020, $1,204 of severance and retirement benefit expense included in general and administrative expense was not deducted to arrive at adjusted EBITDA.

AFFO is defined as adjusted EBITDA minus interest expense, minus capitalized interest and overhead, (minus)/plus amortization of debt discounts and hedge costs, minus straight-line rent, amortization of above (below) market leases and lease inducements, minus provision for income taxes or plus benefit for income taxes not allocable to gain on sale of real estate, plus amortization of equity based compensation, minus severance and retirement benefit expense and minus non-incremental capital expenditures. Non-incremental capital expenditures refer to building improvements and leasing costs required to maintain current revenues plus tenant improvements amortized back to the tenant over the lease term. Excluded are first generation leasing costs, capital expenditures underwritten at acquisition and development/redevelopment costs.

FFO, NOI, adjusted EBITDA and AFFO do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, adjusted EBITDA and AFFO should not be considered as substitutes for net income available to common stockholders and participating securities (calculated in accordance with GAAP) as a measure of results of operations or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, NOI, adjusted EBITDA and AFFO as currently calculated by us may not be comparable to similarly titled, but variously calculated, measures of other REITs.

In addition, we consider cash-basis same store NOI (“SS NOI”) to be a useful supplemental measure of our operating performance. Same store properties include all properties owned prior to January 1, 2020 and held as an in service property through the end of the current reporting period (including certain land parcels that are leased under ground lease arrangements where we are the lessor), and developments and redevelopments that were placed in service prior to January 1, 2020 (the “Same Store Pool”). Properties which are at least 75% occupied at acquisition are placed in service, unless we anticipate tenant move-outs within two years of ownership would drop occupancy below 75%. Acquired properties with occupancy greater than 75% at acquisition, but with tenants that we anticipate will move out within two years of ownership, will be placed in service upon the earlier of reaching 90% occupancy or twelve months after move out. Acquisitions that are less than 75% occupied at the date of acquisition, developments and redevelopments are placed in service as they reach the earlier of a) stabilized occupancy (defined as 90% occupied), or b) one year subsequent to acquisition or development/redevelopment construction completion.

We define SS NOI as NOI, less NOI of properties not in the Same Store Pool, less the impact of straight-line rent, the amortization of above (below) market rent and the impact of lease termination fees. Same Store revenues for the six months ended June 30, 2020 excludes $1,055 of insurance settlement gain relating to a building destroyed by fire in 2016. We exclude lease termination fees, straight-line rent and above (below) market rent in calculating SS NOI because we believe it provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, we believe that SS NOI helps the investing public compare the operating performance of a company's real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expense, interest expense, depreciation and amortization, income tax benefit and expense, gains and losses on the sale of real estate, equity in income or loss from our joint ventures, capital expenditures and leasing costs. Further, our computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.